Exhibit 99.1

UNITED STATES OF AMERICA Before the
SECURITIES AND EXCHANGE COMMISSION

SECURITIES ACT OF 1933
Release No. 10081 / May 24, 2016

SECURITIES EXCHANGE ACT OF 1934
Release No. 77887 / May 24, 2016

ACCOUNTING AND AUDITING ENFORCEMENT Release No. 3775 / May 24, 2016

ADMINISTRATIVE PROCEEDING File No. 3-17257

In the Matter of
ORDER INSTITUTING CEASE-AND- DESIST PROCEEDINGS PURSUANT TO SECTION 8A OF THE SECURITIES ACT OF 1933 AND SECTION 21C OF THE SECURITIES EXCHANGE ACT OF 1934, MAKING FINDINGS, AND IMPOSING A CEASE-AND-DESIST ORDER

SWISHER HYGIENE INC.,

Respondent.

I.

The Securities and Exchange Commission ("Commission") deems it appropriate that cease- and-desist proceedings be, and hereby are, instituted pursuant to Section 8A of the Securities Act of 1933 (“Securities Act”) and  Section 21C of the Securities Exchange Act of 1934 (“Exchange Act”), against Swisher Hygiene Inc. (“Swisher” or “Respondent”).

II.

In anticipation of the institution of these proceedings, Respondent has submitted an Offer of Settlement (the “Offer”) which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, Respondent admits the Commission’s jurisdiction over it and the subject matter of these proceedings, and consents to the entry of this Order Instituting Cease-and- Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933 and Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and-Desist Order (“Order”), as set forth below.

III.

On the basis of this Order and the Respondent’s Offer, the Commission finds1 that:

SUMMARY

1.           Swisher reported materially misstated financial results to the investing public and in filings with the Commission during the first three quarters of 2011.  The filings with the Commission included Registration Statements, Forms 8-K and quarterly reports on Forms 10-Q.

2.           The improper accounting involved, among other things, the accounting for business combinations in a manner that was not in conformity with Generally Accepted Accounting Principles (“GAAP”), as well as the improper use of reserve accounts to reduce losses.

3.            In addition, beginning in the second quarter of 2011 and continuing through the remainder of that year, Swisher engaged in a scheme to manage reported financial results to predetermined Adjusted EBITDA targets.2   The scheme, orchestrated by one or more senior officers of Swisher, occurred during the financial statement closing process for each of the relevant periods and involved the manipulation and recording of accounting entries that were not in conformity with GAAP in order to achieve a predetermined target.  Once the desired target was achieved, the financial statement closing process would cease with no further analysis of other significant accounts.  Accounting entries that were utilized in furtherance of the scheme included those related to earnout accruals, compensation for employees of acquired entities, unfavorable contracts, insurance reserves and the allowance for doubtful accounts receivable.

4.           As a result of the improper accounting, on February 19, 20 and 21, 2013, respectively, Swisher filed amended and restated quarterly reports on Forms 10-Q/A for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011.

1	The findings herein are made pursuant to Respondent’s Offer of Settlement and are not binding on any other person or entity in this or any other proceeding.

2
EBITDA is a non-GAAP measure that generally denotes earnings before interest, taxes, depreciation and amortization. In its September 30, 2011 Form 10-Q, Swisher defined “Adjusted EBITDA” as follows:

We define Adjusted EBITDA as net loss excluding the impact of income taxes, depreciation and amortization expense, interest expense and income, foreign currency gain, net gain/loss on debt related fair value measurements, stock based compensation and third party costs directly related to mergers and acquisitions.

5.           Swisher also acknowledged in its Form 10-K for the fiscal year ended December 31, 2011, filed on February 26, 2013, and in its amended Forms 10-Q for 2011 that as of those reporting periods, Swisher’s internal control over financial reporting and disclosure controls and procedures were not effective as a result of material weaknesses in the company’s internal control over financial reporting.

RESPONDENT

6.           Swisher Hygiene, Inc. is a Delaware corporation headquartered in Charlotte, North Carolina. Swisher’s stock is registered pursuant to Section 12(b) of the Exchange Act and commenced trading on the NASDAQ Stock Market LLC on February 2, 2011.  Swisher’s common stock was also previously listed on the Toronto Stock Exchange until Swisher voluntarily delisted the stock on April 30, 2014. Swisher became a public company in November
2010.

FACTS

A. Overview

7.             Swisher acquired 63 franchises and independent businesses during 2011. Swisher financed some of these acquisitions and its operations, in part, with a bank line of credit entered into on March 30, 2011.  Swisher’s loan covenants under its line of credit required it to periodically reach certain consolidated EBITDA targets.  Swisher reported Adjusted EBITDA, which is a Non-GAAP financial measure, in its public filings with the Commission and to its Board of Directors.  According to Swisher’s public filings, Adjusted EBITDA is an important supplemental measure of the company’s operating performance and is frequently used by securities analysts, investors and other interested parties in evaluating the company’s results.

8.           Beginning in the first quarter of 2011 and continuing throughout the remainder of that year, Swisher did not comply with GAAP with regard to numerous accounting determinations, including those related to (i) the treatment of prepayment penalties incurred in connection with the extinguishment of debt in connection with an acquisition, (ii) earnout accruals, (iii) compensation for employees of acquired entities, (iv) unfavorable contracts, (v) insurance reserves and (vi) the allowance for doubtful accounts receivable.

B. Swisher Failed to Account Properly for a Debt Prepayment Penalty in the First Quarter of 2011

9.           In March 2011, Swisher paid off a $39.2 million debt of one of the companies that it acquired.  In paying off the debt, Swisher incurred a prepayment penalty of $1.5 million.

10.           Swisher accounted for the prepayment penalty as part of the purchase price, resulting in an increase in recorded goodwill prior to the filing of the Form 10-Q for the first quarter of 2011.  In support of this accounting determination, a senior Swisher officer told the company’s outside auditor that the debt could not be assumed and had to be paid off contractually.  That information was not accurate.  In fact, the debt was legally assumable by Swisher and thus the prepayment penalty should have been expensed by Swisher and not included as a part of the purchase price, and therefore goodwill.  Swisher should have instead expensed the prepayment penalty on its income statement rather than recording it as an asset on its balance sheet.  (Accounting Standards Codification (“ASC”) 805-10-55-18).

11.           Swisher’s improper accounting for the prepayment penalty resulted in a $1.5 million increase in income in the company’s original Form 10-Q for the first quarter of 2011.

12.           Swisher’s restated financial statements reflect that this entry was reversed in its entirety.

C. Swisher Engaged in an Earnings Management Scheme during the Second, Third and Fourth Quarters of 2011

13.           During the financial statement closing process for the second, third and fourth quarters of 2011, a Swisher senior officer exerted pressure on the accounting staff to record improper accounting entries to achieve pre-determined Adjusted EBITDA targets.

14.           Swisher’s earnings management scheme involved (i) the determination and communication of an Adjusted EBITDA target by a Swisher senior officer; (ii) the recording of inappropriate accounting entries to achieve the target; and (iii) the immediate cessation of the closing process once the target was achieved.  After achieving the Adjusted EBITDA target, the Swisher senior officer would advise the team that additional entries would not be recorded.

15.           During the closing process for the last three quarters of 2011, after the initial financial statement closing for the quarter revealed that the Adjusted EBITDA was less than the targeted number, a Swisher senior officer communicated with the corporate accounting team regarding suggested areas and amounts for adjustments.  Corporate level accounting personnel were asked to get “into the weeds” and contribute ideas as to how to improve earnings results.  A list of potential adjustments was compiled and the positive entries or “good guys” were recorded. Accounting personnel were encouraged to find offsets for negative entries or “bad guys.”

16.           Senior officers contacted divisional CFOs and instructed them how much Adjusted EBITDA was required by their division beyond their initially reported figures to the corporate accounting department.  In some instances, the divisional CFOs were given specific accounts to examine.   With respect to the second and third quarters, after several days of additional analysis, Swisher achieved its Adjusted EBITDA target.  At that point, the financial statement closing process concluded, and the finance team was advised of the result and the fact that additional entries would not be recorded.

17.           For the second quarter of 2011, Swisher needed $3 million of Adjusted EBITDA to meet its predetermined target.  After the initial closing process for the quarter, which concluded on July 23, 2011, the Adjusted EBITDA for the second quarter was $2.3 million.  A senior officer instructed relevant accounting staff to make adjustments to achieve the $3 million targeted amount, and by July 26, 2011, Swisher’s Adjusted EBITDA for the second quarter was $3 million.  Similarly, Swisher’s forecasted Adjusted EBITDA for the third quarter was $5.2 million.  On October 14, 2011, following the initial closing process for the quarter, Swisher computed its Adjusted EBITDA at $4.1 million.  Swisher staff were again instructed to make accounting entries to increase the Adjusted EBITDA.   For example, a senior officer sent an email to a division officer stating “I need to talk to you about your Q3 numbers. I need you to go back and squeeze them for an additional $220k of EBITDA.”   By October 19, 2011, Swisher had achieved its target of $5.2 million of Adjusted EBITA for the third quarter.  To achieve the targeted Adjusted EBITDA for the second and third quarters of 2011, Swisher made accounting adjustments which did not comply with GAAP.

Purchase Accounting and Measurement Period Adjustments

18.           In a business combination, the acquirer must generally recognize and measure identifiable assets and liabilities assumed at fair value in the financial statements.  (ASC 805-20-30-1 through 30-2).  Fair Value is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” (ASC 805-10-20)  At the acquisition date (or closing date), the fair values are considered provisional and can be adjusted throughout the “measurement period,” which is up to one year after acquisition (ASC 805-10-25-13 through 19).

19.           During the measurement period, the acquirer is required to “retrospectively adjust the provisional amounts recognized at the acquisition date to reflect new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized as of that date.” (ASC 805-10-25-13). The change in the provisional asset or liability amounts, to reflect these new facts, should be increased or decreased, which generally results in a corresponding change to goodwill. If the facts and circumstances that come to light did not exist as of the acquisition date, the acquirer needs to account for changes in its post-combination financial statements in conformity with other applicable GAAP.

20.           As discussed in more detail below, Swisher used a variety of accounts, including many associated with purchase accounting and measurement period adjustments, to carry out the earnings management scheme.  Some of the specific accounts included, for example, those related to earnouts, certain contracts acquired in acquisitions, insurance reserves, and the allowance for doubtful accounts receivable.  Those accounts constitute some, but not all, of the accounts utilized in furtherance of the scheme.  The improper accounting entries that Swisher recorded in furtherance of the earnings management scheme did not comply with GAAP, and the improper entries recorded in the second and third quarters of 2011 were ultimately reversed and restated.  The improper accounting entries recorded in the fourth quarter of 2011, although reversed, did not require restatement because they were discovered prior to year-end and were not reflected in any financial statements that were filed with the Commission.

Earnouts

21.           Swisher made adjustments to its accounting for earnouts in order to achieve targeted results in the third and fourth quarters of 2011.  An earnout is a contractual obligation whereby the purchaser of a business agrees to pay the seller additional future consideration based on the acquired business achieving certain future financial goals.  The appropriate accounting treatment for an earnout, also referred to as “contingent consideration,” is to reflect it at fair value on the balance sheet at the time of acquisition.  An earnout is recognized at fair value as of the acquisition date.  Changes in the fair value of the earnout that are a result of additional information about facts and circumstances that existed at the acquisition date, but are obtained after that date, are recorded as measurement period adjustments.  (ASC 805-10-25-13 through
25-18 and ASC 805-30-35-1).

22.           In one instance, Swisher posted a $1 million earnout liability in January 2011, which could potentially require payments over three years if gross margin targets on specified contracts were realized.  The targets were not realistic, based on the historical performance of the specified contracts, suggesting that the earnout lacked substance and that the initial valuation was not recorded at fair value and was thus not in accordance with GAAP.   By the end of the third quarter of 2011, Swisher was well short of meeting its Adjusted EBITDA targets and determined that since the acquiree had not been achieving its gross margin targets for the past quarter, Swisher would adjust the earnout accrual downward by $500,000, thus increasing earnings for the quarter. Such an adjustment was not in accordance with GAAP because there was no new information post acquisition justifying the adjustment.  A change in fair value resulting from information existing at the acquisition date should have resulted in a retrospective change to the provisional balance sheet amount recorded to goodwill and the earnout accrual.  Swisher, having no new information since the acquisition date, to achieve targeted Adjusted EBITDA, nevertheless reduced the earnout accrual by 50% of its original value.  Swisher continued to reduce this earnout accrual (and other similarly established earnout accruals) in the fourth quarter of 2011.

23.           Swisher’s restated financial statements reflect that the accruals were reversed in their entirety.

Failure to Expense Employment Contracts

24.           In certain instances during 2011, Swisher acquired a company, kept its employees in the continuing entity and subsequently terminated them.  Swisher then tallied the terminated employees’ salary expense since acquisition, which expense was not contingent compensation as part of the business combination, reversed the expense, and improperly reclassified the expense to the opening balance of goodwill, thereby increasing earnings in the relevant quarter.

25.           For example, Swisher recorded approximately $600,000 in additional income by firing an employee of a company acquired by Swisher, after the employee had worked for Swisher post-acquisition, and improperly reversed the expense with a corresponding increase to goodwill.  During the second quarter closing process, on July 26, 2011, a Swisher senior officer sent an email to accounting personnel, stating:

“We currently are at $2.370 million of adjusted EBITDA.  I would like to get the final entries booked and believe based on what I see right now we can close at slightly above $3.0 million.”

26.           The email then listed a number of open items that would result in an Adjusted EBITDA number of $3,046,684, including the item described in paragraph 25.

27.           Although contingent payments to employees may be included as part of the business combination exchange, it requires a determination that the contingent consideration was part of the business combination, and existed at the date of acquisition, rather than a separate transaction. (ASC 805-10-55-24 to 25)  At the time of acquisition, Swisher did not have a severance agreement or other specific restructuring plans in place and did not communicate to the employee that there was a plan to sever employment.  Accordingly, because of the employee’s continued employment, the employee’s payroll or severance post-acquisition should have been recorded as an expense.

28.           Swisher’s restated financial statements reflect that this entry was reversed in its entirety.

Purportedly Unfavorable Contract

29.           An “unfavorable contract” is one that has terms that are unfavorable relative to market terms.  (ASC 805-20-55-31) Swisher treated one of the contracts that it acquired in an acquisition as unfavorable even though the contract had favorable terms based on comparison to market terms at the date of acquisition and, at the time of acquisition, had been recently entered into at arm’s length by the acquiree.  By improperly classifying the contract as unfavorable, Swisher was able to recognize an unfavorable contract liability that could be amortized over the life of the contract, resulting in a benefit to the profit and loss statement.  This purportedly “unfavorable contract” was one of several mechanisms used to achieve a pre-determined Adjusted EBITA target in the second, third and fourth quarters of 2011.

30.           Swisher’s restated financial statements reflect that the entry was reversed in its entirety.

Insurance Reserves

31.           Swisher also manipulated insurance reserves to reach Adjusted EBITDA targets. For example, the owner of one company acquired by Swisher was instructed by Swisher, prior to the acquisition, to record an additional $300,000 of reserve for worker’s compensation expense. There was no analysis performed and no documentation for the change was prepared to identify if this increase would be in conformity with GAAP. (ASC 450-20-25-2) During the closing process for the third quarter, that reserve was arbitrarily reduced to meet Adjusted EBITDA targets.

32.           Specifically, during the financial statement closing process, a Swisher senior officer sent an email to a divisional CFO stating, under the subject line:  “URGENT-Call me asap”

Please call me as soon as possible.  I need to talk to you about your Q3 numbers. I need you to go back and squeeze them for an additional $220K of EBITDA.  I suspect that you should have room in some of your reserves.  You should have $300K of Workers comp accruals we set up on the operating balance sheet that should still be there.

33.           The divisional CFO responded, with regard to the Workers Comp reserve, that “we just had the audit and haven’t got the results …so we didn’t want to touch it yet…but if we are at the “rainy day” then maybe we take it now.  Besides those 2 items…we scrubbed the hell out of our #s this month hoping to get closer to budget.  Overall I think I can take the $225 out of reserves…but I will leave me naked on reserves after this.”

34.           The Swisher senior officer responded:  “Do your best to get $200K.  We need to stretch a bit to get to the numbers in Q3.  I think we all will be a bit bare. At the end of the day if we get to the number I will let some come back your way.” The $225,000 subtracted from the insurance reserves included $175,000 taken out of the worker’s compensation reserve to meet the Adjusted EBITDA target. The senior officer then sent an email to another member of the accounting staff indicating that Swisher would “refill the cookie jar” using items to be found in a monthly operating review.

35.           Swisher’s restated financial statements reflect that the insurance reserve accrual was reversed in its entirety.

Allowance for Doubtful Accounts Receivable

36.           During 2011, Swisher improperly used the Allowance for Doubtful Accounts Receivable to increase earnings.  Throughout 2011, Swisher disclosed in its filings that “We estimate the allowance for doubtful accounts by considering a number of factors, including overall credit quality, age of outstanding balances, historical write-off experience and specific account analysis that projects the ultimate collectability of the outstanding balances.  Actual results could differ from these assumptions.”

37.           During the second quarter of 2011, a senior Swisher officer instructed accounting staff to change its methodology for calculating the Allowance for Doubtful Accounts Receivable. This revised methodology was contrary to Swisher’s continuing disclosure in that it did not consider overall credit quality, age of outstanding balances and the historical write-off experience of its largest acquisition. (ASC 310-10-35-7 through 11).  Further, the revised methodology did not result in an allowance for doubtful accounts that was in compliance with GAAP. (ASC 310-10-35-4(c)).

38.           Based on this new methodology, in the second and third quarters of 2011, accounting staff were instructed to adjust the allowance for doubtful accounts by $580,000 ($250,000 first entry and $330,000 second entry) and $150,000, respectively, amounts which were designed to help Swisher reach specific Adjusted EBITDA targets.  These adjustments allowed Swisher to increase income by those amounts.

39.           During the second quarter closing process, a senior accounting officer sent the following email to accounting personnel:

“We currently are at $2.370 million of adjusted EBITDA.  I would like to get the final entries booked and believe based on what I see right now we can close at slightly above $3.0 million.”  The senior officer then listed a number of entries or “open items” that would get them to an Adjusted EBITDA number of $3,046,684.” One of the open items is “Bad debt reserve adjustment” for $330,000 that accounting personnel “has entry prepared.”

40.           Later in the second quarter close process, a senior accounting officer, in an email exchange with accounting personnel discussing another accounting issue, stated:

“Do we have anything left we can capitalize in installs or FSA?  It seems like we didn’t pick up everything we could have.  I need about $250K in income to get to 3MM.”

“Let’s work up the number.  If we are short.  (sic)We will get it in bad debt. Good work.  Can we get it today?”

41.           During the third quarter closing process, a senior accounting officer sent an email detailing the September adjusting entries which would take EBITDA from $2.5 million to $3.445 million.  One of the entries is “Lower bad debt to calculated requirement.”

42.           Swisher’s restated financial statements reflect that these entries were reversed in their entirety.

D. The Earnings Management Scheme Unraveled in the Fourth Quarter of 2011

43.           Swisher continued to manage earnings into the fourth quarter of 2011.  During that quarter, Swisher determined that there was an approximate $700,000 shortfall in the allowance for doubtful accounts receivable, which if accounted for in accordance with GAAP (ASC 310-10-35-8), would have required a large expense to correct.  After a senior member of the accounting staff refused the Swisher senior officer’s request to fix this “hole” in a manner that did not require a large negative adjustment to earnings, the senior officer instructed another Swisher employee (the “second employee”) to find a solution.  The second employee was not responsible for accounts receivable and generally did not handle purchase accounting.  Even though he felt under-qualified to do so, the second employee devised an analysis to address the shortfall through purchase accounting, thereby avoiding a large expense that would negatively affect Swisher’s profit and loss statement.  Specifically, the second employee’s analysis recalculated the acquisition balances of the allowance for doubtful accounts receivable for some acquisitions. This analysis improperly applied Swisher’s purported bad debt historical percentage to the receivable balances of the acquired companies at acquisition.  The Swisher senior officer approved the reserve shortfall entry prepared by the second employee even though the entry was not in accordance with GAAP, and the senior officer directed that the entry be recorded in Swisher’s books and records.

44.           Swisher’s earnings management scheme unraveled in early 2012 when, as part of the year-end financial statement closing process, a Swisher senior officer fired a senior employee in the accounting department after the employee refused to record an accounting entry for which the employee thought there was no plausible justification other than to hit a target, and requested permission to raise the issue with Swisher’s outside auditor.   Specifically, in connection with one third party agreement with a company acquired by Swisher in May 2011, the third party earned monthly rebates of approximately $50,000 per month.   The senior officer instructed the employee to reverse $100,000 of rebates for 2011 and record the amounts as prepaid expenses to be amortized in 2012.

45.           The senior officer advised Swisher’s Audit Committee and outside auditor, falsely, that the accounting employee had been fired for poor performance. In fact, one week prior to the firing, the senior officer had prepared a performance rating for the employee, and the overall rating was “exceeds expectations.”

46.       Subsequent to the employee’s termination, the employee met with Swisher’s general counsel and outside auditor and raised certain accounting issues.  These issues were brought to the attention of the Audit Committee.

47.           Swisher’s Audit Committee then commenced an internal investigation in March 2012.   On March 28, 2012, Swisher announced that the quarterly reports for 2011 should no longer be relied upon and might require restatement.

E. The Restatement

48.           On February 19, 20 and 21, 2013, respectively, Swisher filed amended quarterly reports on Form10-Q/A for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011.  As a result of Swisher’s earnings management, the company understated its net loss before income taxes in the first and second quarters of 2011 by 36% and 11.6%, respectively.  In the third quarter of 2011, Swisher overstated its net loss before income taxes by 42% because it failed to originally recognize a gain from bargain purchase related to one of its acquisitions for over $4 million.  Excluding this one-time gain, which was not related to earnings management, Swisher’s originally reported net loss before income taxes was understated by 46% for the third quarter of 2011.  Swisher also acknowledged in its Form 10-K for the fiscal year ended December 31, 2011, filed on February 26, 2013, and in its restated Forms 10-Q for 2011 that as of those reporting periods, Swisher’s internal control over financial reporting and disclosure controls and procedures were not effective, as a result of material weaknesses in the company’s internal control over financial reporting. Among other deficiencies Swisher identified were placing an undue emphasis on internal anticipated financial results in communications during the financial statement close process and allowing for overrides of entity-level controls during the financial reporting close process resulting in a number of journal entries having either insufficient or no support.

VIOLATIONS

49.       As a result of the conduct described above, during at least the second and third quarters of 2011, Swisher violated Section 17(a) of the Securities Act, which prohibits fraudulent conduct in the offer or sale of securities, and Exchange Act Section 10(b) and Rule 10b-5 thereunder, which prohibit fraudulent conduct in connection with the purchase or sale of securities.

50.           As a result of the conduct described above, during the first, second and third quarters of 2011, Swisher violated Section 13(a) of the Exchange Act and Rules 13a-11, 13a-13 and 12b-20 thereunder, which require every issuer of a security registered pursuant to Section 12 of the Exchange Act to file with the Commission information, documents, and quarterly reports as the Commission may require, and mandate that periodic reports contain such further material information as may be necessary to make the required statements not misleading.

51.           As a result of the conduct described above, during the first, second, third and fourth quarters of 2011, Swisher violated Section 13(b)(2)(A) of the Exchange Act, which requires reporting companies  to make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect  Swisher’s transactions and dispositions of its assets.

52.           As a result of the conduct described above, during the first, second, third and fourth quarters of 2011, Swisher violated Sections 13(b)(2)(B) of the Exchange Act, which requires all reporting companies to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles.

SWISHER’S REMEDIAL EFFORTS

In determining to accept the Offer, the Commission considered remedial acts promptly undertaken by Respondent and cooperation afforded the Commission staff.

UNDERTAKINGS

53.           Swisher undertakes as follows:

Ongoing Cooperation by Swisher.  Swisher undertakes to cooperate fully with the Commission in any and all investigations, litigations or other proceedings relating to or arising from the matters described in this Order. In connection with such cooperation, Swisher has undertaken:

To produce, without service of a notice or subpoena, any and all documents and other information reasonably requested by the Commission’s staff and within the possession, custody or control of Swisher, with a custodian declaration as to their authenticity, if requested;

To use its best efforts to cause its employees and former employees to be interviewed by the Commission’s staff, at the option of the staff with representatives of other government agencies present, at such times and places as the staff reasonably may direct.

To use its best efforts to cause its employees to appear and testify truthfully and completely without service of a notice or subpoena in such investigations, depositions, hearings or trials as may be requested by the Commission’s staff; and

In connection with any interviews of Swisher employees to be conducted pursuant to this undertaking, requests for such interviews may be provided by the Commission’s staff to Swisher’s counsel.

In determining whether to accept the Offer, the Commission has considered these undertakings.

DEFERREED PROSECUTION AGREEMENT

Respondent has entered into a Deferred Prosecution Agreement in connection with United States v. Swisher Hygiene Inc., Crim. No. 3:15cr237 (W.D.N.C.) (“Deferred Prosecution Agreement”), which agreement is incorporated by reference herein.  As part of the Deferred Prosecution Agreement, Respondent has paid a monetary penalty of $2,000,000 to the United States.

IV.

In view of the foregoing, the Commission deems it appropriate to impose the sanctions agreed to in Respondent’s Offer.  Although a civil penalty is appropriate for the conduct at issue herein, in light of the monetary penalty already paid by Respondent as part of the Deferred Prosecution agreement, no penalty is being ordered.

Accordingly, it is hereby ORDERED that, pursuant to Section 8A of the Securities Act and Section 21C of the Exchange Act, Respondent Swisher cease and desist from committing or causing any violations and any future violations of Section 17(a) of the Securities Act, Sections 10(b),
13(a), 13(b)(2)(A) and 13(b)(2)(B)of the Exchange Act and Rules 10b-5, 12b-20, 13a-11and 13a-13 thereunder.

By the Commission.

Brent J. Fields
Secretary